EXHIBIT 99.1

Pages F-34 through F-52 of the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on September 15, 2006.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Remedium Oy

We have audited the accompanying consolidated balance sheets of Remedium Oy (“the Company”) and subsidiaries (collectively “the Group”) as of December 31, 2005 and 2004, and the consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2005, 2004 and 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2005 and 2004, and the results of the Group’s operations and cash flows for the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

Helsinki, Finland

May 12, 2006

KPMG Oy Ab

Virpi Halonen

Authorized Public Accountant

Remedium Oy and Subsidiaries

Consolidated Statements of Operations

		Year Ended December 31,
	Note	2005	2004	2003
		€	€	€
Net revenue		7,668,649	11,570,657	9,932,008
Reimbursement revenue		863,351	858,572	853,515

Total Revenue		8,532,000	12,429,229	10,785,523

Operating Costs and Expenses
Direct		4,428,864	5,024,511	5,453,056
Reimbursable out-of-pocket expenses		863,351	858,572	853,515
Selling, general and administrative expenses		3,584,342	2,828,430	2,187,253
Depreciation and amortization		79,073	178,119	135,202

Total Operating Expenses		8,955,630	8,889,632	8,629,026

(Loss) Income from Operations		(423,630)	3,539,597	2,156,497
Financial Income	3	25,440	18,545	85,077
Financial Expense	3	(16,147)	(8,254)	(3,774)

Net Financial Income		9,293	10,291	81,303

(Loss) Income before Income Taxes and Minority Interest		(414,337)	3,549,888	2,237,800
Income Tax Provision	4	29,189	1,070,615	659,959
Minority Interest, net		—	—	36,178

Net (Loss) Income		(443,526)	2,479,273	1,614,019

See accompanying notes to the consolidated financial statements.

Remedium Oy and Subsidiaries

Consolidated Balance Sheets

		As of December 31,
	Note	2005	2004
		€	€
Assets
Current Assets
Cash and Cash equivalents		186,820	632,300
Available for sale investments	5	—	1,561,711
Accounts receivable, less allowance of € 0 and € 0 for 2005 and 2004		1,975,411	975,618
Costs and estimated earnings in excess of related billings on uncompleted contracts	6	261,059	16,629
Prepaid expenses and other	7	428,739	171,087

Total Current Assets		2,852,029	3,357,345

Long Term Assets
Property and Equipment, Net	8	218,652	249,776
Goodwill	10	278,384	279,031
Other Intangible Assets	10	69,354	85,229
Deferred Tax	4	54,475	62,534
Restricted Cash		186,534	179,369

Total Long Term Assets		807,399	855,939

Total Assets		3,659,428	4,213,284

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable		299,542	220,287
Bank overdrafts	14	675,344	45,297
Accrued expenses and other	11	1,399,293	1,088,193
Billings in excess of related costs and estimated earnings on uncompleted contracts	6	149,669	113,230

Total Current Liabilities		2,523,848	1,467,007

Long Term Liabilities
Pension	13	153,000	119,000
Long Term Loans		—	22,469

Total Long Term Liabilities		153,000	141,469

Total Liabilities		2,676,848	1,608,476

Stockholders’ Equity
Common stock, € 1.70 par Value 13,400 share authorized and issued		22,780	22,780
Additional paid-in capital		127,316	127,316
Deferred Compensation		(10,312)	(41,362)
Retained earnings		847,921	2,497,447
Other comprehensive income		(5,125)	(1,373)
Total Stockholders’ Equity		982,580	2,604,808

Total Liabilities and Stockholders’ Equity		3,659,428	4,213,284

See accompanying notes to the consolidated financial statements

Remedium Oy and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Number of Common Shares	Par Value	Additional Paid-In Capital	Retained Earnings	Deferred Compensation	Other Comprehensive Income	Total
		€	€	€		€	€
Balance at December 31, 2002	13,400	22,780	61,316	2,324,995		21,448	2,430,539
Net income				1,614,019			1,614,019
Dividends				(2,383,860)			(2,383,860)
Realised gain on disposal of available for sale investments, net of €8,044 tax						(19,694)	(19,694)
Translation adjustment, net of €0 tax						(610)	(610)

Balance at December 31, 2003	13,400	22,780	61,316	1,555,154		1,144	1,640,394
Net income				2,479,273			2,479,273
Dividends				(1,536,980)			(1,536,980)
Unrealised gain on available-for-sale investments, net of €1,718 tax						4,603	4,603
Realised gain on disposal of available for sale investments, net of €717 tax						(1,754)	(1,754)
Translation adjustment, net of €0 tax						(5,366)	(5,366)
Issuance of stock options			66,000		(66,000)		—
Deferred compensation amortization					24,638		24,638

Balance at December 31, 2004	13,400	22,780	127,316	2,497,447	(41,362)	(1,373)	2,604,808
Net income				(443,526)			(443,526)
Dividends				(1,206,000)			(1,206,000)
Realised gain on disposal of available for sale investments, net of €1,718 tax						(4,603)	(4,603)
Translation adjustment, net of €0 tax						851	851
Deferred compensation amortization					31,050		31,050

Balance at December 31, 2005	13,400	22,780	127,316	847,921	(10,312)	(5,125)	982,580

See accompanying notes to the consolidated financial statements.

Remedium Oy and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Operating Activities:
Net income (loss)	(443,526)	2,479,273	1,614,019
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	79,073	178,119	135,202
Noncash stock based compensation	31,050	24,638	—
Profit on sale of investments	(16,913)	(14,257)	(57,232)
Changes in assets and liabilities;
Restricted cash	(7,165)	(1,375)	(82)
Accounts receivable	(999,793)	197,089	(241,873)
Prepaid expenses and other	(184,246)	(34,178)	14,853
Prepaid taxes	(72,556)	(14,669)	(50,205)
Costs and estimated earnings in excess of related billings on uncompleted contracts	(244,430)	(16,629)	—
Accounts payable	79,259	46,607	130,453
Accrued expenses and provisions	338,793	(328,242)	94,729
Billings in excess of related costs and estimated earnings on uncompleted contracts	53,068	(65,664)	178,894

Net Cash (Used In)/Provided by Operating Activities	(1,387,386)	2,450,712	1.818,758

Investing Activities:
Purchases of property and equipment	(32,075)	(93,202)	(258,911)
Purchase of available for sale investments	—	(2,800,000)	(2,131,000)
Proceeds from sale of available for sale investments	1,572,303	2,358,887	3,112,054
Acquisition of Group companies	—	(63,723)	(183,952)

Net Cash Generated (Used) in Investing Activities	1,540,228	(598,038)	538,191

Financing Activities:
Proceeds from borrowings	652,975	29,979	15,318
Repayment of borrowings	(45,297)	(11,269)
Dividends paid	(1,206,000)	(1,536,980)	(2,383,860)

Net Cash Provided by Financing Activities	(598,322)	(1,518,270)	(2,368,542)

Net Increase (Decrease) In Cash and Cash Equivalents	(445,480)	334,404	(11,593)
Cash and Cash Equivalents, Beginning of Period	632,300	297,896	309,489

Cash and Cash Equivalents, End of Period	186,820	632,300	297,896

See accompanying notes to the consolidated financial statements.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS:

In this discussion, the terms, “Company”, “we”, “us”, and “our”, refer to Remedium Oy and subsidiaries, except where it is made clear otherwise.

Founded in 1996, Remedium Oy (“Remedium”), is a privately-held, full-service clinical research organization (“CRO”) for Phase I-IV clinical development of drugs and biologics to the pharmaceutical and biotechnology industries based in Finland with offices in 8 countries throughout Scandinavia, Central Europe, and Eastern Europe. Its in-house staff consists of 11 physicians, clinical and data management teams, and an early development team that specializes in fast-tracking Phase I and Phase II studies. Remedium’s comprehensive services include the filing of Investigational New Drug (IND) and similar regulatory applications, preparation and submission of New Drug Applications (NDAs), and post-marketing surveillance on an international basis. Remedium has completed more than 160 clinical research projects involving over 45,000 subjects. Remedium applies the highest standards within the industry and has validated systems. It has strong relationships with government-owned clinics and specialty societies focused on cardiovascular and oncologic diseases. In addition, it has a well-developed network of consulting specialists and Principal Investigators throughout Europe.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

The consolidated financial statements for 2005, 2004 and 2003 include our accounts and the accounts of companies in our control. At 31 December 2005 and 2004 all subsidiaries were wholly owned. Intercompany transactions and balances have been eliminated on consolidation.

Basis of Presentation

In 2005 we established two new companies in Poland and Romania to add to our operations in Sweden, which was established in 2004, and Estonia and Lithuania, which were established in 2003.

In 2003 we acquired a controlling interest of 51 % in the Danish CRO company Meddoc Aps and in 2004 acquired the remaining minority interest of 49%. This acquisition was accounted for using the purchase method of accounting, utilizing appropriate fair value techniques to allocate the purchase price based on estimated fair values of assets and liabilities. Accordingly, the estimated fair value of assets acquired and liabilities assumed were included in the Company’s consolidated balance sheet as of the effective date of the acquisition. The total purchase consideration in 2003 and 2004 amounted to € 260,756 of which € 48,900 related to direct acquisition costs for legal, appraisal and accounting fees.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2005 and 2004 cash and cash equivalents consisted of amounts held at bank.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Restricted Cash

In connection with some of our real estate rental agreements we are required to maintain cash deposits with financial institutions. These restricted cash balances are classified in accordance with the remaining rental period of the property in question. As of December 31, 2005 and 2004, this restricted cash amount was €186,534 and €179,369, respectively and included in long-term assets.

Revenue Recognition

A significant portion of our revenue is recognized from the outsourcing of personnel to our clients. This revenue is recognized based on actual hours incurred at the agreed upon contract rate.

We also have revenue, which is recognized from fixed-price contracts on a proportional performance basis. To measure the performance, we compare actual direct costs incurred to estimated total contract direct costs, which is the best indicator of the performance of the contract obligations as the costs relate to the labour hours incurred to perform the service. Total direct costs are incurred for each contract and compared to estimated total direct costs for each contract to determine the percentage of the contract that is completed. This percentage is multiplied by the estimated total contract value to determine the amount of net revenue recognized. A formal project review process takes place at period end although most projects are evaluated on an ongoing basis. Management reviews the estimated total direct costs on each contract to determine if estimated amounts are correct, and estimates are adjusted as needed. If we determine that a loss will result from the performance of a fixed-price contract, the entire amount of the estimated loss is charged against income in the period in which such determination is made. Because of the inherent uncertainties in estimating direct costs required to complete a project, particularly complex, multi-year studies, it is possible that the estimates used will change and could result in a material change to our estimates. Original estimates might also be changed due to changes in the scope of work. We attempt to negotiate contract amendments with the client to cover these services provided outside the terms of the original contract. There can be no assurance that the client will agree to the proposed amendments, and we ultimately bear the risk of cost overruns. Accordingly no change in estimate is made to the total contract value until our clients have formally approved the contract amendments. Changes to the estimated total contract direct costs result in a cumulative adjustment to the amount of revenue recognized.

Costs and estimated earnings in excess of related billings on uncompleted contracts represents net revenue recognized to date that is currently unbillable to the client pursuant to contractual terms. In general, amounts become billable upon the achievement of milestones or in accordance with predetermined payment schedules set forth in the contracts with our clients. Billings in excess of related costs and estimated earnings on uncompleted contracts represent amounts billed in excess of net revenue recognized at the balance sheet date.

Net Revenue

The Company’s consolidated net revenues represent the Company’s total revenues less allowances for customer credits, including estimated discounts and rebates.

Reimbursable Out-of-Pocket Expenses

On behalf of our clients, we incur out-of-pocket costs for which we are reimbursed at cost, without mark-up or profit. Effective January 1, 2002, in connection with the required implementation of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force Rule No. 01-04 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”, out-of-pocket costs are included in Operating Expenses, while the reimbursements received are reported separately as Reimbursement Revenue in the Consolidated Statements of Operations.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Concentration of Credit Risk

Our accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts are concentrated with a small number of companies within the pharmaceutical industry. The significant majority of this exposure is to large, well-established firms. We have not experienced any credit losses in the past. As of December 31, 2005, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was € 2,236,470. Of this amount, the exposure to our three largest clients was 39 % of the total, with the three largest clients representing 18%, 12%, and 9 % of total exposure, respectively. As of December 31, 2004, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was € 992,247. Of this amount, the exposure to our three largest clients was 31 % of the total, with the three largest clients representing 13%, 11%, and 7 % of total exposure, respectively.

Financial Instruments

The fair value of cash and cash equivalents, restricted cash, accounts receivable, costs and estimated earnings in excess of related billings on uncompleted contracts, accounts payable, loans, accrued expenses and billings in excess of related costs and estimated earnings on uncompleted contracts were not materially different than their carrying amounts as reported at December 31, 2005 and December 31, 2004.

As of December 31, 2005 and 2004, the Company was not counterparty to any forward foreign exchange contracts or any other transaction involving a derivative financial instrument.

Property and Equipment

Property and Equipment is recorded at cost. Depreciation is provided using the declining balance method over the estimated useful lives of the assets, which range from 3 to 10 years for equipment and furniture and fixtures. Depreciation and amortization for the years ended December 31, 2005 and 2004 was € 79,073 and € 178,119, respectively. Expenditures for maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or fully depreciated the cost and accumulated depreciation are removed from the accounts, and any gain or loss on the sale of property and equipment is included in operations.

Goodwill and other intangible assets

The excess of the purchase price of a business acquired over the fair value of net tangible assets and identifiable intangible assets at the date of the acquisition has been assigned to goodwill. In accordance with SFAS 142, “Goodwill and Other Intangible Assets”, goodwill is evaluated for impairment on an annual basis or more frequently if events or changes in circumstances indicate that goodwill might be impaired.

Customer relationships recognised in the course of business acquisitions are fair valued and amortised over their expected lives of 7 to 10 years. Order backlog fair valued during acquisitions is amortised over the related contract period. License agreements acquired for software are amortised over the estimated useful lives which range from 3 to 5 years.

Operating Expenses

Direct expenses include amounts incurred during the period that are directly related to the management or completion of a clinical trial or related project and generally include direct labour and related benefit charges, other direct costs and certain allocated expenses. Direct costs as a percentage of net revenues tend to fluctuate from one period to another, as a result of changes in the mix of services provided and the various studies conducted during any time period. Selling, general and administrative expenses include the salaries, wages and benefits of all administrative, finance and business development personnel, and all other support expenses not directly related to specific contracts.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Stock-Based Compensation

The Company accounts for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), which states that, for fixed plans, no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Company’s common stock on the grant date. If stock options are granted with an exercise price below the estimated fair value of the Company’s common stock at the grant date, the difference between the fair value of the Company’s common stock and the exercise price of the stock option is recorded as deferred compensation. Deferred compensation is amortized to compensation expense over the vesting period of the stock option. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” and Statement of Financial Accounting Standards No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123”, which requires compensation expense to be disclosed in the notes based on the fair value of the options granted at the date of the grant. Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method required by SFAS No. 123, the Company’s net income and diluted net income per common share would have been the pro forma amounts indicated below.

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Net (loss)/income —as reported	(443,526)	2,479,273	1,614,019
Add: Total Stock-based employee compensation expense determined under intrinsic method, net of tax effects	31,050	24,638	—
Less: Total stock-based employee compensation expense determined under fair value based method, net of related tax effects	(123,269)	(97,811)

Pro forma net income	(535,745)	2,406,100	1,614,019

The Company has just one incentive plan being the 2004 plan. The fair value of this option grant was estimated to be €397 on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Year Ended December 31, 2004
Expected dividend yield	0%
Expected lives (years)	4.8 years
Risk-free interest rate (%)	3.11%
Expected volatility (%)	45%

The company will adopt FAS 123R from January 1, 2006.

Foreign Currency Translations

Assets and liabilities of the Company’s subsidiaries whose functional currencies are not Euros are translated into Euros at exchange rates in effect on the balance sheet date and equity accounts are translated at historical exchange rates. Revenue and expense items are translated at average exchange rates in effect during the year. Gains or losses from translating foreign currency financial statements are recorded in other comprehensive income. The cumulative translation adjustment included in other comprehensive income for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 was € 5,125, € 5,976, and € 610, respectively.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Pensions

The Company accounts for pensions in accordance with the provisions of Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions. The pension expense is recorded on a full accrual basis and reflected in the income statement over the working lives of the employees provided with such benefits. The economic and demographic assumptions used in calculating pension expense are reviewed and updated periodically. The company has estimated the effect on the net income and shareholder’ equity assuming the adoption of SFAS No. 87 as of January 1, 2003 as the adoption on the actual effective date of January 1, 1989 was not feasible. The transitional obligation has been recognized in equity immediately upon adoption of FAS 87. Elements of the Finnish statutory employment pension scheme (“TEL”) must be accounted for as defined benefit plans under FAS 87. All other employment pension schemes within the group are accounted for as defined contribution plans.

Comprehensive Income

The Company has elected to present comprehensive income and its components in the Statements of Stockholders’ Equity. The components of comprehensive income are net income and all other non-owner changes in equity. At the year ended December 31, 2005 the balance consisted of translation adjustment of € 5,125. At the year ended December 31, 2004 the balance consisted of translation adjustment of € 5,976 and fair value adjustment of € 4,603 relating to available for sale investments.

Financial Assets

The Company classifies its investments into three categories of trading, held to maturity and available for sale investments however at the year ended December 31, 2005 held no investments. At the year ended December 31, 2004 the company held available for sale investments comprising of marketable debt (Sampo Bank Interest Rate Fund), which was fair valued using the current market value. The fair value changes of available for sale investments are recognized in shareholder’s equity. When the investment is disposed of, the related accumulated fair value changes are released from shareholder’s equity and recognized in the income statement as part of interest income.

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising costs were approximately €134,617, €191,295 and €107,507 for the years ended December 31, 2003, 2004 and 2005, respectively.

Supplemental Cash Flow Information

Cash paid for income taxes net of refunds for the years ended December 31, 2005, 2004 and 2003 was €101,746, €972,285 and €662,032, respectively. Cash paid for interest for the years ended December 31, 2005, 2004 and 2003 was €16,147, €8,254 and €3,774.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Recently Issued Accounting Standards

In November 2005, The FASB issued Staff Position No. (FSP) 115-1 The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments. FSP 115-1 provides accounting guidance for identifying and recognizing other-than-temporary impairments of debt and equity securities, as well as cost method investments in addition to disclosure requirements. FSP 115-1 is effective for reporting periods beginning after December 15, 2005. As the company has no investments in debt or equity securities the adoption of FSP 115-1 will not have a material impact on the Group’s financial condition or results or operations.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 123 (revised 2004), Share-Based Payment (SFAS 123R), which (SFAS 123R), which will be effective for us on January 1, 2006. The adoption of SFAS 123R will increase operating expenses and therefore negatively affect income from operations. The increase in costs is expected to be approximately €31,000 in 2006. All outstanding options will be fully vested by 31 December 2006. The Company does not plan to issue any new options in 2006.

3. FINANCIAL INCOME AND EXPENSE

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Interest income	8,527	4,288	27,845
Gain on sale of available for sale investment	16,913	14,257	57,232
Interest (expense)	(12,938)	(6,665)	(6,628)
Foreign exchange gain/(loss)	(3,209)	(1,589)	2,854

Net financial income	9,293	10,291	81,303

4. INCOME TAXES:

The components of income before provision for income taxes were as follows:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Domestic	51,369	3,770,327	2,431,129
Foreign	(465,706)	(220,439)	(193,329)

(Loss)/Income from continuing operations	(414,337)	3,549,888	2,237,800

The components of the provision for income taxes were as follows:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Domestic
Current	(17,563)	1,085,284	710,164
Deferred	55,737	16,854	(22,542)
Foreign
Current	(5,630)	1,321	—
Deferred	(3,355)	(32,844)	(27,663)

Provision for income taxes	29,189	1,070,615	659,959

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Taxes computed at the statutory income tax rates are reconciled to the provision for income taxes as follows:

	Year Ended December 31,
	2005	2004	2003
Statutory income tax rate	26%	29%	29%
Effective tax rate	(7)%	30%	29%
	€	€	€
Statutory rate	(107,728)	1,029,468	648,462
Non-deductible expenses net of non-taxable income	20,295	(7,489)	1,677
Valuation allowance	97,572	49,393
Foreign tax rate differential	19,050	3,624	9,820
Change in tax rates	—	(4,381)	—

	29,189	1,070,615	659,959

The statutory tax rate in Finland decreased from 29% to 26% for fiscal years commencing January 1, 2005 however the change was enacted in 2004 and the deferred tax balances at December 31, 2004 reflect the change in rate.

	Year Ended December 31,
	2005	2004
Components of the deferred tax asset were as follows:
Future Benefit of net operating losses	209,830	123,599
Accruals	—	5,822
Billings in excess of related costs and estimated earnings on uncompleted contracts	38,914	29,440
Pension provision	39,780	30,967

Gross deferred tax asset	288,524	189,828
Valuation allowance	(146,965)	(49,393)

Net deferred tax asset	141,559	140,435

Components of the deferred tax liability were as follows:

Unrealized gain on investments	—	(1,718)
Costs and estimated earnings in excess of related billings on uncompleted contracts	(67,875)	(4,324)
Property and equipment	(14,650)	(10,988)
Other intangible assets	(13,951)	(12,962)

Total deferred tax liabilities	(96,476)	(29,992)

Net deferred tax	45,083	110,443

Current deferred tax asset	19,569	47,909
Non-current deferred tax asset	54,475	62,534
Current deferred tax liability	(28,961)	—

	45,083	110,443

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

As of December 31,2005, the Company had tax benefits of €209,830 arising from operating losses of €695,331 which can be carried forward indefinitely. Due to certain foreign operations recent loss history and the uncertainty regarding the realization of the related deferred tax asset a valuation allowance of €146,965 has been established.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Tax loss carryforwards can be carried forward indefinitely. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2005. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.”

The income tax costs (benefits) related to unrealised gains and losses in comprehensive income components of stockholders’ equity were €467 in 2003, (€561) in 2004 and (€1,801) in 2005.

5. AVAILABLE FOR SALE INVESTMENTS

The available for sale investment consisted solely of an investment in a Sampo Bank interest rate fund.

	Year Ended December 31,
	2005	2004
	€	€
Acquisition cost at January 1,	1,555,390	1,100,020
Fair value in other comprehensive income	6,321	2,471

Fair value at January 1,	1,561,711	1,102,491
Additions	—	2,800,000
Disposal proceeds	(1,572,303)	(2,358,887)
Other comprehensive income, gross	(6,321)	3,850
Income statement gains	16,913	14,257

Fair value at December 31,	—	1,561,711

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

6. COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS/BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS

	Costs and earnings of uncompleted contracts	Billings of contracts	Net
2005
Costs and estimated earnings in excess of related billings on uncompleted contracts	1,078,492	817,433	261,059
Billings in excess of related costs and estimated earnings on uncompleted contracts	966,689	1,116,358	149,669

2004
Costs and estimated earnings in excess of related billings on uncompleted contracts	280,741	264,112	16,629
Billings in excess of related costs and estimated earnings on uncompleted contracts	344,498	457,728	113,230

7. PREPAID EXPENSES AND OTHER:

	Year Ended December 31,
	2005	2004
	€	€
Prepaid Expenses	409,170	123,178
Current deferred tax (Note 4)	19,569	47,909

Total	428,739	171,087

8. PROPERTY AND EQUIPMENT:

	Year Ended December 31,
	2005	2004
	€	€
Equipment consists of the following:
Computers and Networks	302,875	274,795
Office Furniture & equipment	125,562	115,517

	428,437	390,312
Accumulated depreciation	(209,785)	(140,536)

Equipment, net	218,652	249,776

The company has pledged assets as part of its financing arrangements. Note 15

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

9. ACQUISITIONS:

In 2003 the Company acquired a controlling interest of 51 % in the Danish CRO company Meddoc Aps and in 2004 acquired the remaining minority interest of 49%. This acquisition was accounted for using the purchase method of accounting, utilizing appropriate fair value techniques to allocate the purchase price based on estimated fair values of assets and liabilities. Accordingly, the estimated fair value of assets acquired and liabilities assumed were included in the Company’s consolidated balance sheet as of the effective date of the acquisition. The total purchase consideration in 2003 and 2004 amounted to € 260,756 of which € 48,900 related to direct acquisition costs for legal, appraisal and accounting fees. The total purchase price for the 2004 acquisition of the remaining 49% of Meddoc Aps was allocated to the estimated fair value of assets and liabilities assumed as set forth in the following table:

	2004	2003
	€	€
Condensed balance sheet:
Non-current assets	5,967	21,556
Current assets	46,515	67,089
Deferred tax	20,250	7,018
Non-current liabilities	(41,502)	(20,192)
Current liabilities	(31,230)	(37,801)
Goodwill	63,776	159,310

Total purchase price	63,776	196,980

10. GOODWILL AND INTANGIBLE ASSETS:

Changes in the carrying amount of goodwill for the twelve months ended December 31, 2004 and 2005 were as follows:

€
Balance as of January 1, 2004	215,123

Goodwill recorded during the period
For current acquisitions	63,776
Translation adjustments	132

Balance as of December 1, 2004	279,031
Translation adjustments	(647)

Balance as of December 31, 2005	278,384

Information regarding the Company’s other intangible assets follows:

	Year Ended December 31,
	2005	2004
	€	€
License agreements	38,823	38,823
Backlog and customer relationship	136,585	136,585

	175,408	175,408
Less accumulated amortization	(106,054)	(90,179)

Other intangible assets, net	69,354	85,229

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

11. ACCRUED EXPENSES AND OTHER:

	Year Ended December 31,
	2005	2004
	€	€
Employee related accruals	487,922	590,382
Customer advances	534,613	82,992
Withholding tax	91,802	154,914
Vat	13,249	54,462
Accrued expenses	242,746	205,443
Current deferred tax (Note 4)	28,961	—

Total	1,399,293	1,088,193

12. STOCK-BASED COMPENSATION:

In 2004 we have adopted an equity incentive plans that provides for the granting of stock options to employees and directors. We account for grants of options to employees and directors under these plans applying the intrinsic value method provided for in Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” and related interpretations. In addition to APB Opinion No. 25, we provide the disclosures required by SFAS No. 123 “Accounting for Stock-Based Compensation” and by SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.”

The Company has just one incentive plan being the 2004 plan which authorized the company to issue 720 stock options of which 360 were allocated to stock options A and 300 to stock options B. Both stock options have an exercise price of €750 with stock options A having a vesting period ending December 1, 2005 and stock options B having a vesting period ending December 1, 2006. The subscription period of both stock options will expire on January 31, 2009. According to the combination agreement referred to in note 17 the options to purchase Remedium shares will be changed to acquire Covalent shares. The total cost charged to income statement for this plan amounted to €31,050 in 2005 and €24,638 in 2004.

	Year Ended December 31,
	2005		2004
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at beginning of year	660	750	—	—
Granted	—	—	660	750
Exercised	—	—	—	—

Outstanding at end of year	660	750	660	750

13. EMPLOYEE BENEFIT PLAN:

Pension costs are determined under the provisions of Statement of Financial Accounting No.87, “Employers’ Accounting for Pensions” (“FAS 87”) and related disclosures are determined under the provisions of Statement of Financial Accounting Standards No.132 (Revised 2003), “Employers’ Disclosures about Pensions and other Postretirement Benefits”.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Elements of the Finnish statutory employment pension scheme (“TEL”) must be accounted for as defined benefit plans under FAS 87. All other employment pension schemes within the group are accounted for as defined contribution plans.

The following table sets forth the changes in the benefit obligation and fair value of plan assets during the year and the funded status of the above mentioned defined pension plan.

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Change in benefit obligations:
Benefit obligation at beginning of year	113,000	114,000	53,000
Service cost	30,000	36,000	16,000
Interest cost	7,000	8,000	4,000
Net actuarial (gain) / loss	(50,000)	(45,000)	41,000
Benefits paid

Benefit obligation at end of year	100,000	113,000	114,000

Funded status:
Funded status	(100,000)	(113,000)	(114,000)
Unrecognized transition asset	—	—	—
Unrecognized net actuarial loss/(gain)	(53,000)	(6,000)	41,000

Accrued pension liability	(153,000)	(119,000)	(73,000)

Pension costs for the plan include the following components:
	Year Ended December 31,
	2005	2004	2003
	€	€	€
Service cost benefits earned during the year	30,000	36,000	16,000
Interest cost on projected benefit obligation	7,000	8,000	4,000
Expected return on plan assets	—	—	—
Recognized net actuarial gain (-) or loss (+)		2,000	—

Net periodic pension cost	37,000	46,000	20,000

The assumptions used were as follows:
	Year Ended December 31,
	2005	2004	2003
Discount rate at the year-end	4.75%	5.00%	5.25%
Rate of salary increase	4.00%	4.00%	4.00%
Rate of inflation	2.00%	2.00%	2.00%
Employee turnover	2.00%	2.00%	2.00%

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Amounts recognized in statement of financial position were as follows:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Accrued benefit costs	(153,000)	(119,000)	(73,000)

Net amount recognized	(153,000)	(119,000)	(73,000)

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets were as follows:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Projected benefit obligation	100,000	113,000	114,000
Accumulated benefit obligation	13,000	10,000	22,000
Fair value of plan assets	—	—	—

14. LINE OF CREDIT

The company has two significant lines of credit. The first credit facility amounting to €500,000 is with Svenska Handelsbanken AB with interest charged at Handelsbanken Avista +0.9%, which at year-end was approximately 3%. The second significant line of credit amounting to €300,000 is with Okopankki Oyj with interest charged at 1 month euribor + 0.5% which at year end was approximately 3%. Of the combined facility of €800,000 some €180,000 remained unused at year-end. Commitments by the banks generally expire one year from the date of the agreement and are generally renewed.

15. COMMITMENTS AND CONTINGENCIES:

The Company is obligated under noncancellable operating leases expiring at various dates through 2009 relating to its operating facilities and certain equipment. The following table sets our the operating lease commitments:

	2006	2007	2008	2009	Total
	€	€	€	€	€
Operating Lease - equipment	396,871	396,871	396,871	167,139	1,357,752
Operating Lease - facilities	553,493	399,735	318,477	13,441	1,285,146

Total	950,364	796,606	715,348	180,580	2,642,898

The Company has pledged assets to a value of € 916,819 to financial institutions in accordance with the terms of their financing arrangements.

16. RELATED PARTIES

In the ordinary course of business, we have engaged in transactions with related parties on commercial terms that are no less favourable than would be available to other third parties.

Kai Lindevall, (CEO and President) is an owner in Ipsat Therapies Oy, a customer of Remedium, total sales for the years 2005, 2004 and 2003 amounted to € 9,326.25, € 104,403.67 and € 112,917.72 respectively.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Jan Quistgaard (Director) is president, CEO and a board member and Sven-Erik Nilsson is a major shareholder and a board member of Egalet A/S a customer of Remedium, total sales for the years 2005, 2004 and 2003 amounted to € 0, € 0 and € 17,527.98 respectively.

Riitta Korpela (Director) is a director of Valio Oy a customer of Remedium; total sales for the years 2005, 2004 and 2003 amounted to € 64,387.28, € 0 and € 0 respectively.

Petri Manninen (Director) is a shareholder in Lakiasiaintoimisto Lakituki Oy, a supplier of Remedium, total services purchased for the years 2005, 2004 and 2003 amounted to € 25,255.17, € 20,923 and € 13,174.78 respectively.

Seppo Oksanen (Director) is a director of Fibrogen Europe Oy, a customer of Remedium, total sales for the years 2005, 2004 and 2003 amounted to € 37,620.88, € 14,116.00 € and € 113,301.18 respectively.

Heikki Vapaatalo (Director) is a board member in Orion Oyj, a customer of Remedium, total sales for the years 2005, 2004 and 2003 amounted to € 28,000, € 0 and € 0 respectively. He is also a board member and consultant of Yhtyneet Laboratoriot, a supplier of Remedium, total services purchased for the years 2005, 2004 and 2003 amounted to € 0, € 8,501.51 and € 5,269.06 respectively. He is also a member for Scientific Advisory Committee in Valio Oyj, a customer of Remedium.

17. SUBSEQUENT EVENTS

On March 3, 2006 the Company announced that it had entered into a definitive combination agreement with Covalent Group Inc., which is a Nasdaq listed (Nasdaq:CVGR) company (Covalent) with its headquarters in Wayne, Pennsylvania, USA. Under the terms of the agreement, which has been approved by the Boards of Directors of both companies and the stockholders of Remedium, Covalent expects to pay $ 20 million for all of the outstanding shares and common stock equivalents of Remedium. The consideration for the transaction is expected to be in the form of Covalent shares in the amount of $ 16 million and $ 4 million in cash, subject to certain purchase price adjustments. The closing is expected to occur at the end of the second quarter of 2006 subject to certain contingencies including, but not limited to, the approval of Covalent’s stockholders and a scheduled new fundraising to help finance the transaction. Upon closing, the combined company will be named Encorium BioSolutions Inc. (“Encorium”).